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                                                                       EXHIBIT 8

                      [LETTERHEAD OF JACKSON & KELLY PLLC]

                                 June 22, 2000


Citizens National Bank of Berkeley Springs
212 S. Washington Street
P. O. Box 130
Berkeley Springs, West Virginia 25411-0130

                  Re: Certain Federal Income Tax Consequences of Merger of CNB Interim Bank, Inc., a wholly-owned Subsidiary of CNB Financial Services, Inc., with and into Citizens National Bank of Berkeley Springs

Ladies and Gentlemen:

                  We have acted as special counsel to Citizens National Bank of Berkeley Springs ("Citizens National"), in connection with the proposed merger (the "Merger") of CNB Interim Bank, Inc. ("Merger Sub"), a wholly-owned subsidiary of CNB Financial Services, Inc. ("CNB") into Citizens National. The Merger will be effected pursuant to the Agreement and Plan of Merger by and among Citizens National, CNB and Merger Sub, dated as of April 5, 2000 (the "Agreement").

                  In our capacity as counsel to Citizens National, our opinion has been requested with respect to all material federal income tax consequences associated with the proposed Merger. In rendering this opinion, we have examined
(i) the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder, (ii) the legislative history of applicable sections of the Code, and (iii) appropriate Internal Revenue Service and judicial authorities. In addition, we have relied upon certain information made known to us as more fully described below. All capitalized terms used herein without definition shall have the respective meanings specified in the Agreement, and, unless otherwise specified, all section references herein are to the Code.

                  In our capacity as counsel to Citizens National in the Merger, and for purposes of rendering the opinions expressed herein, we have examined and relied upon such documents as we have deemed appropriate, including:

                  (1) the Agreement and exhibits thereto;

                  (2) the Registration Statement and Proxy Statement/Prospectus
                      being filed with the Securities and Exchange Commission regarding the Merger; and

                  (3) such additional documents as we have considered relevant.


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Citizens National Bank of Berkeley Springs
June 22, 2000
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                  We have also obtained written certification letters (the
"Certification Letters") from CNB, Merger Sub and Citizens National to verify certain facts that we have assumed in rendering this opinion. Before rendering our opinion in connection with the closing of the Merger, we intend to obtain appropriate written certificates to confirm certain material facts that we have assumed herein.

                  In connection with our review of the Agreement, the written certificates described above, and the other documents described herein, we have assumed, with your consent, that all documents submitted to us as photocopies faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required and that all statements set forth in such documents are accurate. We also have assumed, without independent verification or investigation, that (i) we have been provided with true, correct and complete copies of all such documents, (ii) none of the documents has been amended or modified; (iii) all such documents are in full force and effect in accordance with the terms thereof; (iv) there are no other documents which affect the opinions hereinafter set forth; and (v) the documents reviewed by us reflect the entire agreement of the parties thereto with respect to the subject matter thereof. We have further assumed that any representations or statements made "to the best knowledge of" or similarly qualified, are true and correct without such qualification. With your permission, we have also assumed certain other factual matters set forth more fully below.

                  We have not made an independent investigation of the Registration Statement. Consequently, we have relied upon your representation that the information presented in the Registration Statement or otherwise furnished to us accurately and completely describes all material relevant facts.

                  You have advised us that the proposed Merger: (i) will permit greater flexibility to Citizens National in meeting financial needs of its customers; (ii) will provide a vehicle for growth and potential geographic diversification; and (iii) may provide additional funding sources for Citizens National, as well as better access to capital markets. To achieve these goals, the following will occur pursuant to the Agreement:

                  (1) Merger Sub will merge with and into Citizens National pursuant to the terms of the Agreement and the laws of the State of West Virginia. Merger Sub's separate corporate existence will cease to exist, and Citizens National will be the surviving corporation. Thereafter, Citizens National will be a wholly-owned subsidiary of CNB, and will continue to operate the businesses of Citizens National conducted prior to the Merger;

                  (2) The only class of Citizens National Stock outstanding is Common Stock, par value of $10.00 per share ("Citizens National Common Stock"). Each share of Citizens National Common Stock (excluding shares held by Citizens National stockholders who perfect their dissenters' rights of appraisal) issued and outstanding immediately prior to the Effective Time of the Merger, as defined in the Agreement, (the "Effective Time") shall, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, be converted into and exchanged for the right to receive shares of CNB Common Stock (as defined in the Agreement) in accordance with the Agreement;


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Citizens National Bank of Berkeley Springs
June 22, 2000
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                  (3) At the Effective Time the holders of certificates
representing Citizens National Common Stock, including holders of Dissenting Shares, shall cease to have any rights as stockholders of Citizens National; and

                  (4) Fractional shares of CNB Common Stock will be issued as a result of the proposed Merger.

                  With your consent, and the consent of CNB and Merger Sub, we have also assumed that the following statements of fact are true as of the date hereof and will be true as of the Effective Time and that you, CNB, and Merger Sub will reaffirm these representations at the Effective Time. Jackson & Kelly PLLC has not independently verified the completeness and accuracy of any of the following representations. Furthermore, to the extent that these assumptions and representations contain legal conclusions, Jackson & Kelly PLLC did not rely upon those legal conclusions. Jackson & Kelly PLLC is relying on these representations in rendering the opinions contained herein:

                  (1) The Merger will be consummated in compliance with the material terms of the Agreement, and none of the material terms and conditions therein have been waived or modified, and neither Citizens National nor CNB has any plan or intention to waive or modify any material conditions of the Agreement.

                  (2) The ratio for the exchange of shares of CNB Common Stock in exchange for shares of Citizens National Common Stock was negotiated through arm's length bargaining. The fair market value of CNB Common Stock (including any fractional share interest) received by the stockholders of Citizens National will be, in each instance, approximately equal to the fair market value of the Citizens National Common Stock surrendered in exchange therefor;

                  (3) Following the Merger, Citizens National will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets (including assets disposed of by Citizens National prior to or subsequent to the merger and in contemplation thereof) (including without limitation any asset disposed of by Citizens National, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Date and beginning with the commencement of negotiations; whether formal or informal, with CNB regarding the Merger) and at least 90% of the fair market value of Merger Sub's net assets and at least 70% of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Citizens National or Merger Sub to dissenters, amounts paid by Citizens National or Merger Sub to stockholders who receive cash or other property, amounts used by Citizens National or Merger Sub to pay reorganization expenses or other expenses incurred in connection with the Merger, amounts, if any, used by Citizens National to make payments to employees, for severance and termination of employment contracts, and all redemptions and distributions (except for regular, normal dividends) made by Citizens National will be included as assets of Citizens National or Merger Sub, respectively, immediately prior to the Merger;

                  (4) Prior to the Merger, CNB will be in control of Merger Sub within the meaning of Section 368(c) of the Code. Code Section 368(c) defines control to mean ownership of stock possessing at


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Citizens National Bank of Berkeley Springs
June 22, 2000
Page 4


least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock of the corporation;

                  (5) Citizens National has no plan or intention to issue additional shares of its stock that would result in CNB losing control of Citizens National within the meaning of Section 368(c) of the Code;

                  (6) During the five year period beginning on the Effective Date, neither CNB nor any "CNB Related Person" (as defined below) has (i) any plan or intention to purchase, redeem or otherwise acquire any of the CNB Common Stock that will be issued pursuant to the Merger or (ii) participated in or will participate in any purchase, redemption or other acquisition of Citizens National Common Stock in contemplation or as part of the Merger. For purposes of this paragraph, any arrangement that would result in a reduction of the risk of loss with respect to the holding of any interest in the shares of CNB Common Stock or Citizens National Common Stock as the case may be shall constitute an acquisition of such shares.

                  "CNB Related Person" is (i) a member of its affiliated group within the meaning of Section 1504 of the Code, (ii) a corporation as to which CNB owns, actually or constructively, 50% or more of the total voting power or total value of the shares of all classes of stock outstanding, or (iii) a corporation which owns, actually or constructively, 50% or more of the total voting power or total value of the shares of all classes of stock of CNB. A person will be related to CNB for this purpose if such relationship exists either immediately before or immediately after such acquisition or arises in connection with the Merger, and a person that is a partner in a partnership will be deemed to own or have acquired stock that such partnership acquired in accordance with the partner's interest in the partnership;

                  (7) During the five-year period ending on the Effective Date, neither Citizens National nor any "Citizens National Related Person" (as defined below) has (i) purchased, redeemed or otherwise acquired any Citizens National Common Stock in contemplation or as part of the Merger or (ii) will acquire any Citizens National Common Stock prior to the Merger. During the five-year period ending on the Effective Date, neither Citizens National nor any Citizens National Related Person has made any extraordinary distribution with respect to Citizens National stock. For purposes of this paragraph, any arrangement that would result in a reduction of the risk of loss with respect to the holding of any interest in the shares of Citizens National Common Stock shall constitute an acquisition of such shares.

                  A "Citizens National Related Person" is (i) a corporation as to which Citizens National owns actually or constructively 50% or more of the total voting power or total value of the shares of all classes of stock outstanding, or (ii) a corporation which owns actually or constructively 50% or more of the total voting power or total value of all shares of all classes of stock of Citizens National. A person will be deemed related to Citizens National for this purpose if such relationship exists either immediately before or immediately after such acquisition, and a person that is a partner in a partnership will be deemed to own or have acquired any stock that such partnership acquired in accordance with the partner's interest in the partnership;

                  (8) CNB has no plan or intention to liquidate Citizens National; to merge Citizens National with or into another corporation other than Merger Sub; to sell or otherwise dispose of the stock of Citizens National except for transfers of stock to corporations controlled by CNB; or to cause Citizens National to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub,


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Citizens National Bank of Berkeley Springs
June 22, 2000
Page 5


except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Citizens National;

                  (9) Merger Sub will have no liabilities assumed by Citizens National, and it will not transfer to Citizens National any assets subject to liabilities, in the Merger;

                  (10) At the time of the Merger, the only class of issued and outstanding stock of Citizens National will be the Citizens National Common Stock;

                  (11) In the Merger, shares of Citizens National stock representing control of Citizens National, as defined in Section 368(c) of the Code, will be exchanged solely for CNB Common Stock. For purposes of this representation, shares of Citizens National stock exchanged for cash or other property originating with CNB will be treated as outstanding Citizens National stock on the date of the Merger;

                  (12) The Citizens National Common Stock to be surrendered by each stockholder of Citizens National will not be subject to any liability, and neither Citizens National nor CNB will assume any liability with respect to the surrendered Citizens National Common Stock;

                  (13) At the time of the Merger, Citizens National will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Citizens National that, if exercised or converted, would affect CNB's acquisition or retention of control of Citizens National, as defined in Section 368(c) of the Code;

                  (14) Neither CNB nor any CNB Related Person owns, directly or indirectly, nor has it or any CNB Related Person owned during the past five years, directly or indirectly, any shares of the stock of Citizens National;

                  (15) Following the Merger, Citizens National will either continue its historic business or use a significant portion of its historic business assets in a business;

                  (16) CNB, Merger Sub, Citizens National and the stockholders of Citizens National will pay their respective expenses, if any, incurred in connection with the Merger;

                  (17) There is no intercorporate indebtedness existing between CNB and Citizens National or between Merger Sub and Citizens National that was issued, acquired, or will be settled at a discount;

                  (18) CNB will not issue cash in lieu of fractional share interests;

                  (19) None of the compensation received, or to be received, by any stockholder-employees of Citizens National will be separate consideration for, or allocable to, any of their shares of Citizens National Common Stock; none of the shares of CNB Common Stock or cash received, or to be received, by any stockholder-employees of Citizens National pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees of Citizens


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Citizens National Bank of Berkeley Springs
June 22, 2000
Page 6


National will be for services actually rendered, or to be rendered, and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

                  (20) The only consideration to be received, directly or indirectly, by holders of Citizens National Common Stock in the Merger is CNB Common Stock. CNB has not agreed to assume, nor will it, directly or indirectly, assume any expense or liability, whether contingent or fixed, of any holder of Citizens National Common Stock. CNB has no plan or intention to contribute any additional capital to Citizens National, to purchase additional Stock of Citizens National or to make any loans to Citizens National following the Merger for the purpose of directly or indirectly paying any additional consideration to any holders of Citizens National Common Stock. None of the Citizens National Common Stock exchanged for CNB Common Stock in the Merger will be subject to any liabilities. No part of the consideration exchanged for Citizens National Common Stock will be received by a shareholder as a creditor, employee, or in any capacity other than that of a stockholder of Citizens National;

                  (21) The Agreement and documents, agreements and other matters specifically identified therein represent the entire understanding of CNB, Merger Sub and Citizens National with respect to the Merger contemplated thereby, and the Merger will be effected in accordance with the Agreement;

                  (22) The Merger is being undertaken for one or more valid business purposes, including those described herein;

                  (23) Merger Sub is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets or business operations; and

                  (24) Either (a) no shares of Citizens National Common Stock, if any, that were acquired in connection with the performance of services are subject to substantial limitations upon continued ownership or (b) any shares of CNB Common Stock received in exchange for shares of Citizens National Common Stock that were acquired in connection with the performance of services and are subject to substantial limitations on continued ownership will be subject to substantially the same limitations on continued ownership after the Merger.

                  In addition to the mutual representations you, CNB and Merger Sub have made to us, with your consent, we have also assumed that the following statements are true as of the date hereof and will be true as of the Effective Time and that you will reaffirm these representations at the Effective Time. Jackson & Kelly PLLC has not independently verified the completeness and accuracy of any of the following representations. Jackson & Kelly PLLC is relying on these representations in rendering the opinions contained herein:

                  (1) For Citizens National, not more than 25% of the fair market value of its adjusted total assets consists of stock and securities of any one issuer, and not more than 50% of the fair market value of its adjusted total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (i) a corporation's adjusted total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (ii) a corporation's adjusted total assets exclude stock and securities issued by any subsidiary at least 50% of the voting power or 50% of the total fair market


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Citizens National Bank of Berkeley Springs
June 22, 2000
Page 7


value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (iii) all corporations that are members of the same "controlled group" within the meaning of Section 1563(a) of the Code are treated as a single issuer.

                  (2) Citizens National is not under the jurisdiction of a court in a case under Title 11 of the United States Code, a receivership, foreclosure, or similar proceeding in a federal or state court.

                  (3) At the Effective Time, the fair market value of the assets of Citizens National will exceed the liabilities plus the amount of liabilities, if any, to which the assets are subject.

                  (4) At all times during the five-year period ending on the Effective Date, the fair market value of all of Citizens National's United States real property interests was and will have been less than 50% of the total fair market value of, (a) its United States real property interests, (b) its interests in real property located outside the United States and (c) its other assets used or held for use in a trade or business. For purposes of the preceding sentence, (x) United States real property interests include all interests (other than an interest solely as a creditor) in real property and associated personal property (such as movable walls and furnishings) located in the United States or the Virgin Islands and interests in any corporation (other than a controlled corporation) owning any United States real property interest, Citizens (y) Citizens National is treated as owning its proportionate share (based on the relative fair market value of its ownership interest to all ownership interests) of the assets owned by any controlled corporation or any partnership, trust, or estate in which Citizens National is a partner or beneficiary, and (z) any such entity in turn is treated as owning its proportionate share of the assets owned by any controlled corporation or any partnership, trust, or estate in which the entity is a partner or beneficiary. As used in this paragraph, "controlled corporation" means any corporation at least 50% of the fair market value of the stock of which is owned by Citizens National, in the case of a first-tier subsidiary of Citizens National, or by a controlled corporation, in the case of a lower-tier subsidiary.

                  (5) Citizens National will not take any position on any Federal, state or local income tax return or franchise tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code or with the representations made herein.

                  (6) Citizens National has not filed, and does not hold any asset subject to, a consent pursuant to Section 341(f) of the Code and regulations thereunder.

                  (7) Citizens National is not a party to, and does not hold any asset subject to, a "safe harbor lease" under former Section 168(f)(8) of the Code and regulations thereunder.

                  (8) There is no plan or intention by the stockholders of Citizens National who own 1% or more of the Citizens National Common Stock, and to the best of the knowledge of management of Citizens National, there is no plan or intention by the remaining stockholders of Citizens National to sell, exchange or otherwise transfer ownership (including by derivative transactions such as an equity swap which would have the economic effect of a transfer of ownership) to CNB or any CNB Related Person, directly or indirectly,


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Citizens National Bank of Berkeley Springs
June 22, 2000
Page 8


of a number of CNB shares received in the Merger that would reduce the stockholders' ownership of CNB Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding Citizens National Common Stock as of the same date. For purposes of this representation, Citizens National Common Stock exchanged for cash or other property will be treated as outstanding Citizens National Common Stock at the date of the Merger. Moreover, Citizens National Common Stock and CNB Common Stock held by the stockholders of Citizens National and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are considered in making this representation.

                  (9) During the five-year period prior to the Effective Time, Citizens National did not declare any dividends with respect to its outstanding stock other than regular, normal dividends consistent in amount and effect with prior dividend distributions.

                  Also, in addition to the mutual representations you, CNB and Merger Sub have made to us, and the specific representations that you have made to us, with the consent of CNB and Merger Sub, we have also assumed that the following statements are true as of the date hereof and will be true as of the Effective Time and that CNB and Merger Sub will reaffirm these representations at the Effective Time. Jackson & Kelly PLLC has not independently verified the completeness and accuracy of any of the following representations. Jackson & Kelly PLLC is relying on these representations in rendering the opinions contained herein:

                  (1) For each of CNB and Merger Sub, not more than 25% of the fair market value of its adjusted total assets consists of stock and securities of any one issuer, and not more than 50% of the fair market value of its adjusted total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (i) a corporation's adjusted total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (ii) a corporation's adjusted total assets exclude stock and securities issued by any subsidiary at least 50% of the voting power or 50% of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (iii) all corporations that are members of the same "controlled group" within the meaning of Section 1563(a) of the Code are treated as a single issuer.

                  (2) Neither CNB nor Merger Sub is under the jurisdiction of a court in a case under Title 11 of the United States Code, a receivership, foreclosure, or similar proceeding in a federal or state court.

                  (3) At the Effective Time, the fair market value of the assets of CNB will exceed the sum of its liabilities plus the amount of liabilities, if any, to which the assets are subject. At the Effective Time, the fair market value of the assets of Merger Sub will exceed the sum of its liabilities plus the amount of liabilities, if any, to which the assets are subject.

                  (4) Currently, CNB has no ongoing stock repurchase program where it acquires its own stock through repurchases in the open market. No such stock repurchase program will be created in connection with the Merger.



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Citizens National Bank of Berkeley Springs
June 22, 2000
Page 9


                  (5) Neither CNB nor Merger Sub will take any position on any Federal, state or local income tax return or franchise tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code or with the representations made herein.

                  (6) There is no plan or intention by the stockholders of Citizens National who own 1% or more of the Citizens National Common Stock, and to the best of the knowledge of management of CNB, there is no plan or intention by the remaining stockholders of Citizens National to sell, exchange or otherwise transfer ownership (including by derivative transactions such as an equity swap which would have the economic effect of a transfer of ownership) to CNB or any CNB Related Person, directly or indirectly, of a number of CNB shares received in the Merger that would reduce the stockholders' ownership of CNB Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding Citizens National Common Stock as of the same date. For purposes of this representation, Citizens National Common Stock exchanged for cash or other property will be treated as outstanding Citizens National Common Stock at the date of the Merger. Moreover, Citizens National Common Stock and CNB Common Stock held by the stockholders of Citizens National and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are considered in making this representation.

                  On the basis of the foregoing in reliance upon the representations and assumptions described herein, and assuming that the Merger will be consummated in accordance with the Plan of Merger, we are of the opinion that for federal income tax purposes:

                  (1) The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code. CNB, Merger Sub and Citizens National will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (2) No gain or loss will be recognized by Citizens National, CNB, or Merger Sub as a result of the Merger;

                  (3) The holders of Citizens National Common Stock will recognize no gain or loss upon the exchange of their shares of Citizens National Common Stock solely for shares of CNB Common Stock. Code Section 354(a)(1);

                  (4) The tax basis of the CNB Common Stock received by the holders of Citizens National Common Stock in the Merger will, in each case, be the same as the basis of the Citizens National Common Stock surrendered in exchange therefor. Code Section 358(a)(l);

                  (5) The holding period of the CNB Common Stock received by the holders of Citizens National Common Stock in the Merger will, in each case, include the period during which the Citizens National Common Stock surrendered in exchange therefor was held by the exchanging stockholders, provided that the Citizens National Common Stock was held as a capital asset in the hands of the exchanging stockholders on the date of the Merger. Code Section 1223(1);



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Citizens National Bank of Berkeley Springs
June 22, 2000
Page 10


                  (6) The payment of cash to Citizens National stockholders in exchange for Citizens National Common Stock pursuant to the exercise of dissenter's rights will be treated as having been received as a distribution in redemption of such stockholder's Citizens National Common Stock, subject to the provisions and limitations of Section 302 of the Code. Where as a result of such distribution a stockholder owns no Citizens National Common Stock either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of
Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her Citizens National Common Stock, as provided in Section 302(a) of the Code. Under Section 1001 of the Code, gain or (subject to the limitations of Section 267 of the Code) loss will be realized and recognized to such stockholders in an amount equal to the difference between the amount of such cash and the adjusted basis of the Citizens National Common Stock surrendered, as determined under Section 1011 of the Code. If a Citizens National stockholder has held his or her stock for more than one year, the gain should be treated as long-term capital gain, provided that the shares were held as a capital asset on the date of the exchange; and

                  Our opinion represents our best judgement of how a court would decide, if presented with the issues addressed herein and is not binding on the Internal Revenue Service or any court. Our opinion is not the equivalent of a ruling from the Internal Revenue Service and may upon audit be challenged by the Internal Revenue Service. Thus, no assurances can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

                  Our opinion is based on the understanding that the relevant facts are, and will be at the Effective Time, as set forth in this letter. It is also based on the Code, Treasury Regulations, case law and Internal Revenue Service rulings as they now exist. These authorities are all subject to change and such change may be made with retroactive effect. Were there to be such changes either before or after the Effective Time, or should the relevant facts prove to be other than as we have reviewed, our opinion could be affected. We can give no assurance that after any such change our opinion would not be different. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including, without limitation, future changes in applicable law.

                  Also, our opinion is based on the assumption, and we have assumed with your permission that the cash paid to Citizens National stockholders pursuant to the Merger (including, pursuant to a shareholder's statutory dissent) will not exceed 5% of the value of all rights to shares of Citizens National outstanding as of the Effective Time.

                  In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained (including, by way of example, but not limitation, the representations) and the statements set out herein, which we have assumed and you, CNB and Merger Sub have confirmed to be true on the date hereof and the date the Merger is consummated. Our opinions cannot be relied upon if any of the facts contained in such documents or if such additional information is, or later becomes, inaccurate, or if any of the statements set out herein is, or later becomes, inaccurate.

                  Our opinions do not address the tax consequences to certain Citizens National stockholders in light of their particular circumstances, including, by way of example, but not limitation, some or all of the following:
Citizens National stockholders who hold their Citizens National Common Stock other than as a


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Citizens National Bank of Berkeley Springs
June 22, 2000
Page 11


capital asset, foreign stockholders, stockholders who are not United States citizens, tax exempt organizations, financial institutions, persons subject to the alternative minimum tax, insurance companies, retirement plans, and persons who acquired their Citizens National Common Stock as compensation. Finally, our opinions are limited to the federal income tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger to any party, whether federal, state, local or foreign including, by way of example, but not limitation, tax consequences of a required change in accounting method, if any, or the termination of a bad debt reserve, if any.

                  The opinions expressed herein are solely for your benefit and the benefit of your shareholders and are being furnished only to you and your shareholders in connection with the Merger and solely for your and your shareholders' benefit in connection therewith and may not be used or relied upon in any manner or for any purpose by any other person nor any copies published, communicated, quoted or otherwise made available in whole or in part to any other person or entity without our express prior written consent. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and shall not be deemed to be a representation or opinion as to any factual matters.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Jackson & Kelly PLLC under the heading "Certain Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Securities and Exchange Commission thereunder.

                                           Respectfully,

                                           JACKSON & KELLY PLLC


                                           /s/ Robert G. Tweel
                                           ------------------------------------
                                           Robert G. Tweel, Member

RGT:mh